Exhibit 23




                          INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in the previously filed Registration Statements of Marsh & McLennan Companies, Inc. on Form S-8 (Registration File Nos. 2-58660, 33-21566, 33-32880, 33-48804, 33-48807,
33-59603, 33-63389, 333-35741, 333-35739, 333-29627, 333-41828, 333-41830,
333-41832, 333-69778, 333-69776, and 333-69774) and the previously filed
Registration Statement on Form S-3 (Registration File No. 333-67543) and the previously filed Registration Statement on Form S-4 (Registration File No. 33-24124) of our reports dated March 1, 2002 appearing in, and incorporated by reference in, this Annual Report on Form 10-K of March & McLennan Companies, Inc. for the year ended December 31, 2001.



DELOITTE & TOUCHE LLP

New York, New York
March 27, 2002